As filed with the Securities and Exchange Commission on May 6, 2009
Registration No. 333-41390
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOOTSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3439443
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

933 MacArthur Boulevard
Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Footstar, Inc. 2000 Equity Incentive Plan
(Full title of the plan)

Maureen Richards, Esq.
Senior Vice President, General
Counsel and Corporate Secretary
Footstar, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (201) 934-2334

EXPLANATORY STATEMENT

On July 14, 2000, the Registrant filed a registration statement on Form S-8 (No. 333-41390) (the “Registration Statement”) to register a total of 2,000,000 shares of its common stock, $0.01 par value per share, to be issued under the Footstar, Inc. 2000 Equity Incentive Plan.  On May 5, 2009, the Registrant filed a certificate of dissolution with the Secretary of State of the State of Delaware.  Pursuant to the undertakings contained in the Registration Statement, the Registrant hereby de-registers all of the securities registered under the Registration Statement that remained unsold as of the date of this post-effective amendment.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on May 6, 2009.

FOOTSTAR, INC.

By:	/s/ Maureen Richards
Maureen Richards Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jonathan M. Couchman	Chairman of the Board, Chief	May 6, 2009
Jonathan M. Couchman	Executive Officer and President

/s/ Michael J. Lynch	Chief Financial Officer – Senior	May 6, 2009
Michael J. Lynch	Vice President

/s/ Craig M. Haines	Vice President-Controller and	May 6, 2009
Craig M. Haines	Principal Accounting Officer

	Director	May , 2009
Eugene I. Davis

/s/ Adam W. Finerman	Director	May 6, 2009
Adam W. Finerman